AMENDMENT SIX TO LETTER OF INTENT

With reference to the Letter of Intent dated April 27, 1998, by and between BioGenesis Enterprises, Inc. and Summit Technologies, Inc. and the Amendment to Letter of Intent dated November 2, 1998 between the parties, and with reference to the merger of Summit Technologies, Inc. into Summit Environmental Corporation, Inc. (Summit) the surviving company, and with reference to Amendment Two to Letter of Intent dated March 1, 1999, and with reference to Amendment Three to Letter of Intent dated April 30, 1999, and with reference to Amendment Four to Letter of Intent dated May 28, 1999, and with reference to Amendment five to Letter of Intent dated June 30, 1999:

1. The sum of $275,000.00 to be paid on or before August 1, 1999, under Amendment Five, and the sum of $300,000 to be paid on or before August 1, 1999 under Amendment One to Letter of Intent are rescheduled as follows:
a. Summit will pay $25,000 on or before August 5, 1999, leaving a balance of $550,000.
b. Starting September 1, 1999, and every 15 days thereafter until the total of $550,000 is paid, Summit will pay to BioGenesis thirty-five percent (35%) of the total amount received as a result of capital raising activities during the preceding period.
c. Starting August 16, 1999, and thereafter on the 1st and the 16th of each month, Summit will provide BioGenesis a listing of funds received during the preceding period.
d. If the balance of $500,000 is not paid by December 1, 1999, then, based on the circumstances at the time, Summit and BioGenesis will negotiate in good faith to compensate BioGenesis for the stretch-out in payments.

All other aspects of the Letter of Intent dated April 27, 1998, the Amendment to the Letter of Intent dated November 2, 1998; Amendment Two to the Letter of Intent dated March 31, 1999; Amendment Three to the Letter of Intent dated April 30, 1999; and Amendment Four to the Letter of Intent dated May 28, 1999, and Amendment Five to the Letter of Intent dated June 30, 1999, shall remain in effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Six to the Letter of Intent as of the date contained herein.

BioGenesis Enterprises, Inc. /s/ Mohsen C. Amiran By: Mohsen C. Amiran, President Date: July 29, 1999	Summit Environmental Corporation, Inc. /s/ Keith Parker By: Keith Parker, Chairman/CEO Date: July 29, 1999

Exhibit 10.10

Summit Payments for Patent Rights Purchase
$1,000,000 total, including payments prior to 4/27/98 Agreement

Date	Amount	Balance	Note
02/02/98	$ 25,000	$975,000	Paid prior to 4/27/98 Agreement
03/27/98	$ 25,000	$950,000	Paid prior to 4/27/98 Agreement
04/20/98	$ 25,000	$925,000	Paid prior to 4/27/98 Agreement
05/08/98	$ 25,000	$900,000	Paid under para. 3A & 3B of 4/27/98 Agreement
06/01/98	$ 25,000	$875,000	Paid under para. 3A & 3B of 4/27/98 Agreement
06/30/98	$ 75,000	$800,000	Paid under para. 3A & 3B of 4/27/98 Agreement
12/29/98	$ 50,000	$750,000	Paid under para. 3C of 4/27/98 Agreement
01/14/99			Received 750,000 shares under para. 2C of 4/27/98 Agreement
02/02/99	$150,000	$600,000	Paid under para. 3C of 4/27/98 Agreement
07/02/99	$ 25,000	$575,000	Paid under para. 3C of 4/27/98 Agreement
08/05/99	$ 25,000	$550,000	Paid under para. 3C of 4/27/98 Agreement
12/03/99	$100,000	$ 50,000	Paid under para. 3C of 4/27/98 Agreement
12/15/99	$100,000	$350,000	Paid under para. 3C of 4/27/98 Agreement
12/31/99	$350,000	$ 0	Received 875,000 shares in lieu of cash

Exhibit 10.10